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                                                                    EXHIBIT 16.1

                          TANNER, MAINSTAIN & HOFFER
                           10866 Wilshire Boulevard
                                  10th Floor
                         Los Angeles, California 90024



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:  Film Roman, Inc.

Ladies and Gentlemen:

     We have been provided with a copy of Amendment No. 2 to the Registration Statement of Film Roman, Inc. (the "Company") (File No. 333-03987). We have reviewed the disclosure in such registration statement required by Item 304(a) of Regulation S-X, regarding the resignation of our firm in 1994 as the Company's independent auditors. We agree with such statements.


TANNER, MAINSTAIN & HOFFER
AN ACCOUNTANCY CORPORATION

Los Angeles, California
September 6, 1996